                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             ACNIELSEN CORPORATION

                                       AT
                              $36.75 NET PER SHARE

                                       BY

                            ARTIST ACQUISITION, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                    VNU N.V.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, JANUARY 23, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated December 22, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Artist Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of VNU N.V., a corporation organized under the laws of the Netherlands ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (the "Shares"), of ACNielsen Corporation, a Delaware corporation (the "Company"), at a price of $36.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 17, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that as soon as practicable after the purchase of Shares pursuant to the Offer, Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will continue as the surviving corporation and will become a wholly owned subsidiary of Parent.

     We (or our nominee) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $36.75 per Share, net to the seller in cash.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, the holders of Shares, and has approved the Merger Agreement and the transactions contemplated thereby, including each of the Offer and Merger, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer and, if applicable, vote their shares in favor of the adoption of the Merger Agreement.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, January 23, 2001, unless the Offer is extended.

          5. The Offer is also conditioned upon, among other things, the expiration, termination or satisfaction of applicable antitrust waiting periods or regulations.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

          7. Tendering stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any applicable law. If Purchaser becomes aware of any law prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, Purchaser cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Parent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHT)
                                       OF

                             ACNIELSEN CORPORATION

                                       BY

                            ARTIST ACQUISITION, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                    VNU N.V.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 22, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto and thereto, collectively constitute the "Offer") in connection with the offer by Artist Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of VNU N.V., a corporation organized under the laws of the Netherlands, to purchase all outstanding shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (the "Shares"), of ACNielsen Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*: ----------------------------------------------

Date: --------------------------------------------------------------------------

                                   SIGN HERE

--------------------------------------------------------------------------------
SIGNATURE(S):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE TYPE OR PRINT NAME(S):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE TYPE OR PRINT ADDRESS:

--------------------------------------------------------------------------------
AREA CODE AND TELEPHONE NUMBER:

--------------------------------------------------------------------------------
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:

---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

                                        3